Exhibit 99.1

Flowserve Corporation Reports Fourth Quarter and Full Year 2017 Results; Issues 2018 Financial Guidance

DALLAS--(BUSINESS WIRE)--February 15, 2018--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Highlights

  Reported Loss Per Share (LPS) of $0.81 and Adjusted Earnings Per Share (EPS)[1] of $0.50
    Reported LPS includes $158 million of discrete, non-cash tax expenses, primarily related to the impact of the U.S. Tax Cuts and Jobs Act of 2017
  Sales were $1.03 billion, down 3.4%, or 7.1% on a constant currency basis and included approximately 2% negative impact related to divested businesses
    Aftermarket sales were $502 million, up 0.1%, or down 2.8% on a constant currency basis
  Reported gross and operating margins of 29.4% and 8.3%
    Adjusted gross and operating margins[2] were 30.5% and 9.8%
  Total bookings were $985 million, up 8.5%, or 4.7% on a constant currency basis, and included approximately 2% negative impact related to divested businesses
    Aftermarket bookings were $464 million, or 47% of total bookings, up 3.9%, or 0.9% on a constant currency basis

Full Year 2017 Highlights

  Reported EPS of $0.02 and Adjusted EPS[1] of $1.36
    Reported EPS includes $158 million of discrete, non-cash tax expenses, primarily related to the impact of the U.S. Tax Cuts and Jobs Act of 2017
  Sales were $3.66 billion, down 8.3%, or 9.1% on a constant currency basis and included approximately 2% negative impact related to divested businesses
    Aftermarket sales were $1.78 billion, down 0.6%, or 1.2% on a constant currency basis
  Reported gross and operating margins of 29.6% and 9.2%
    Adjusted gross and operating margins[2] were 31.3% and 8.6%
  Total bookings were $3.80 billion, up 1.2%, or 0.4% on a constant currency basis, and included approximately 2% negative impact related to divested businesses
    Aftermarket bookings were $1.83 billion, or 48% of total bookings, up 0.4%, or down 0.2% on a constant currency basis
  Backlog at December 31, 2017 was $2.03 billion, up 6.9% versus 2016 year-end

“Flowserve’s fourth quarter and full year 2017 adjusted results were largely in-line with our expectations. In the quarter, we achieved better than anticipated bookings growth, providing a solid foundation for growth in 2018,” said Scott Rowe, Flowserve’s president and chief executive officer. “Additionally, we are increasingly optimistic that our core energy end markets are positioned to inflect. We believe that the continued stability in oil price levels, global economic growth, completion of U.S. tax reform and an improved regulatory environment, have improved market conditions, which could support our customers increased spending on deferred maintenance and efficiency upgrades, as well as reaching investment decisions for larger projects.”

Lee Eckert, Flowserve’s senior vice president and chief financial officer, added, “Flowserve delivered strong operating cash flow of $239 million in the 2017 fourth quarter. We ended last year with cash and cash equivalents of over $700 million, a $200 million improvement from the 2017 third quarter levels. While we made progress last year, continuing to reduce our working capital will remain a major priority for the business going forward.”

Rowe concluded, “While we expect to benefit from stronger end-markets, we also continue to advance our Flowserve 2.0 strategy to streamline and simplify the business. I am confident Flowserve has tremendous opportunity ahead, and we expect to drive significant long-term value for our customers, employees and shareholders.”

2018 Initial Guidance[3]

Flowserve is providing Reported and Adjusted EPS guidance for 2018, as well as certain other financial metrics, as shown in the table below.

2018 Target Range
Revenues	Up 3% to 6%
Reported Earnings Per Share	$0.95 - $1.15
Adjusted Earnings Per Share	$1.50 - $1.70
Net interest expense	$58 - $60 million
Tax rate (approximate)	27% – 28%

Flowserve’s 2018 Adjusted EPS target range excludes expected realignment charges of approximately $90 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items. Both the Reported and the Adjusted EPS target range includes the expected revenue increase of approximately 3 to 6 percent year-over-year, and is based on current foreign currency rates and commodity prices, 2017 year-end backlog, expected bookings levels and market conditions, minimal impact from adoption of accounting pronouncements, the reset of annual incentive performance goals, a broad-based merit increase, modest above-the-line foreign currency benefits, net interest expense in the range of $58 to $60 million and a tax rate of 27 to 28 percent. The quarterly phasing of expected 2018 earnings is anticipated to reflect traditional seasonality, although more pronounced in its second half weighting.

Fourth Quarter 2017 Results Conference Call

Flowserve will host its conference call with the financial community on Friday, February 16th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2018 EPS will exclude the Company’s realignment expenses, the impact from other specific one-time events and below-the-line foreign currency effects and utilizes year-end 2017 FX rates and approximately 132 million fully diluted shares.

_ FX headwind is calculated by comparing the difference between the actual average FX rates of 2017 and the year-end 2017 spot rates both as applied to our 2018 expectations, divided by the number of shares expected for 2018.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic manufacturing optimization and realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our ability to anticipate and manage cybersecurity risk, including the risk of potential business disruptions or financial losses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended December 31,
(Amounts in thousands, except per share data)	2017	2016

Sales	$1,034,069	$1,070,934
Cost of sales	(729,658)	(743,499)
Gross profit	304,411	327,435
Selling, general and administrative expense	(222,683)	(228,681)
Gain on sale of businesses	159	-
Net earnings from affiliates	3,565	4,404
Operating income	85,452	103,158
Interest expense	(15,041)	(15,155)
Interest income	1,056	561
Other (expense) income, net	(4,512)	1,210
Earnings before income taxes	66,955	89,774
Provision for income taxes	(172,843)	(27,862)
Net (loss) earnings, including noncontrolling interests	(105,888)	61,912
Less: Net loss (earnings) attributable to noncontrolling interests	6	(1,855)
Net (loss) earnings attributable to Flowserve Corporation	$(105,882)	$60,057

Net (loss) earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$(0.81)	$0.46
Diluted	(0.81)	0.46

Cash dividends declared per share	$0.19	$0.19

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,034,069	$-		$-		$1,034,069
Gross profit	304,411	(10,575)		-		314,986
Gross margin	29.4%	-		-		30.5%

Selling, general and administrative expense	(222,683)	(1,672)		(4,115)	(3)	(216,896)
Gain on sale of businesses	159	-		159	(4)	-

Operating income	85,452	(12,247)		(3,956)		101,655
Operating income as a percentage of sales	8.3%	-		-		9.8%

Interest and other expense, net	(18,497)	-		(4,294)	(5)	(14,203)

Earnings before income taxes	66,955	(12,247)		(8,250)		87,452
Provision for income taxes	(172,843)	4,361	(2)	(155,538)	(6)	(21,666)
Tax Rate	258.1%	35.6%		-1885.3%		24.8%

Net (loss) earnings attributable to Flowserve Corporation	$(105,882)	$(7,886)		$(163,788)		$65,792

Net (loss) earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$(0.81)	$(0.06)		$(1.25)		$0.50
Diluted	$(0.81)	$(0.06)		$(1.25)		$0.50

Basic number of shares used for calculation	130,681	130,758		130,758		130,758
Diluted number of shares used for calculation	130,681	131,417		131,417		131,417

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $1.196 million of SIHI integration costs and purchase price adjustments ("PPA") and $2.919 million of Mexico asset impairment charge
(4) Represents gain related to the sale of Vogt business
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above, a $115.320 million tax charge related to the U.S. Tax Cuts and Jobs Act of 2017 and certain tax valuation allowances totaling $43.130 million

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2016
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,070,934	$-		$-		$1,070,934
Gross profit	327,435	(22,003)		(1,795)	(3)	351,233
Gross margin	30.6%	-		-		32.8%

Selling, general and administrative expense	(228,681)	(7,837)		(3,254)	(4)	(217,590)
Gain on sale of business	-	-		-		-

Operating income	103,158	(29,840)		(5,049)		138,047
Operating income as a percentage of sales	9.6%	-		-		12.9%

Interest and other (expense) income, net	(13,384)	-		323	(5)	(13,707)

Earnings before income taxes	89,774	(29,840)		(4,726)		124,340
Provision for income taxes	(27,862)	4,057	(2)	909	(6)	(32,828)
Tax Rate	31.0%	13.6%		19.2%		26.4%

Net earnings attributable to Flowserve Corporation	$60,057	$(25,783)		$(3,817)		$89,657

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.46	$(0.20)		$(0.03)		$0.69
Diluted	$0.46	$(0.20)		$(0.03)		$0.68

Basic number of shares used for calculation	130,573	130,573		130,573		130,573
Diluted number of shares used for calculation	131,180	131,180		131,180		131,180

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above, partially offset by $4.000 million of realignment expense recorded in provision for income taxes
(3) Represents Brazil inventory write-down
(4) Represents SIHI integration costs/purchase price adjustments ("PPA")
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above. There is no tax impact associated with the Brazil inventory write-down.

SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2017	2016
Bookings	$485.5	$437.0
Sales	498.9	551.8
Gross profit	140.8	162.2
Gross profit margin	28.2%	29.4%
Segment operating income	49.9	70.0
Segment operating income as a percentage of sales	10.0%	12.7%

INDUSTRIAL PRODUCT DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2017	2016
Bookings	$205.8	$188.6
Sales	215.3	219.3
Gross profit	45.5	53.9
Gross profit margin	21.1%	24.6%
Segment operating (loss) income	(3.5)	4.1
Segment operating (loss) income as a percentage of sales	(1.6%)	1.9%

FLOW CONTROL DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2017	2016
Bookings	$314.1	$304.1
Sales	344.6	318.2
Gross profit	117.7	112.4
Gross profit margin	34.2%	35.3%
Segment operating income	67.1	58.1
Segment operating income as a percentage of sales	19.5%	18.3%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Year Ended December 31,
(Amounts in thousands, except per share data)	2017	2016	2015

Sales	$3,660,831	$3,990,487	$4,557,791
Cost of sales	(2,575,454)	(2,759,254)	(3,080,254)
Gross profit	1,085,377	1,231,233	1,477,537
Selling, general and administrative expense	(903,864)	(968,530)	(972,733)
Gain (loss) on sale of businesses	141,317	(7,664)	-
Net earnings from affiliates	12,592	12,926	9,861
Operating income	335,422	267,965	514,665
Interest expense	(59,730)	(60,137)	(65,270)
Interest income	3,429	2,804	2,065
Other (expense) income, net	(16,114)	2,280	(39,093)
Earnings before income taxes	263,007	212,912	412,367
Provision for income taxes	(258,679)	(77,380)	(148,351)
Net earnings, including noncontrolling interests	4,328	135,532	264,016
Less: Net earnings attributable to noncontrolling interests	(1,676)	(3,077)	(5,605)
Net earnings attributable to Flowserve Corporation	$2,652	$132,455	$258,411

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.02	$1.02	$1.94
Diluted	0.02	1.01	1.93

Cash dividends declared per share	$0.76	$0.76	$0.72

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Twelve Months Ended December 31, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,660,831	$-		$-		$3,660,831
Gross profit	1,085,377	(43,946)		(16,928)	(3)	1,146,251
Gross margin	29.6%	-		-		31.3%

Selling, general and administrative expense	(903,864)	(27,308)		(33,798)	(4)	(842,758)
Gain on sale of businesses	141,317	-		141,317	(5)	-

Operating income	335,422	(71,254)		90,591		316,085
Operating income as a percentage of sales	9.2%	-		-		8.6%

Interest and other expense, net	(72,415)	-		(13,965)	(6)	(58,450)

Earnings before income taxes	263,007	(71,254)		76,626		257,635
Provision for income taxes	(258,679)	17,003	(2)	(198,264)	(7)	(77,418)
Tax Rate	98.4%	23.9%		258.7%		30.0%

Net earnings attributable to Flowserve Corporation	$2,652	$(54,251)		$(121,638)		$178,541

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.02	$(0.42)		$(0.93)		$1.37
Diluted	$0.02	$(0.41)		$(0.93)		$1.36

Basic number of shares used for calculation	130,703	130,703		130,703		130,703
Diluted number of shares used for calculation	131,358	131,358		131,358		131,358

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(4) Represents $4.400 million of SIHI integration costs and purchase price adjustments ("PPA"), $28.961 million of asset impairment charges and $0.437 million reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(5) Represents gain related to the sale of Gestra and Vogt businesses
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above, a $115.320 million tax charge related to the U.S. Tax Cuts and Jobs Act of 2017 and certain tax valuation allowances totaling $43.130 million

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Twelve Months Ended December 31, 2016
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,990,487	$-		$-		$3,990,487
Gross profit	1,231,233	(64,913)		(14,539)	(3)	1,310,685
Gross margin	30.9%	-		-		32.8%

Selling, general and administrative expense	(968,530)	(22,358)		(82,848)	(4)	(863,324)
Loss on sale of business	(7,664)	(7,664)		-		-

Operating income	267,965	(94,935)		(97,387)		460,287
Operating income as a percentage of sales	6.7%	-		-		11.5%

Interest and other expense, net	(55,053)	-		2,790	(5)	(57,843)

Earnings before income taxes	212,912	(94,935)		(94,597)		402,444
Provision for income taxes	(77,380)	18,605	(2)	23,765	(6)	(119,750)
Tax Rate	36.3%	19.6%		25.1%		29.8%

Net earnings attributable to Flowserve Corporation	$132,455	$(76,330)		$(70,832)		$279,617

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.02	$(0.59)		$(0.54)		$2.14
Diluted	$1.01	$(0.58)		$(0.54)		$2.13

Basic number of shares used for calculation	130,432	130,432		130,432		130,432
Diluted number of shares used for calculation	130,975	130,975		130,975		130,975

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above, partially offset by $9.400 million of realignment expense recorded in provision for income taxes
(3) Represents Brazil inventory write-down of $12.673 million and Venezuela inventory reserve of $1.866 million
(4) Represents Venezuela accounts receivable reserve of $73.533 million and SIHI integration costs/purchase price adjustments ("PPA") of $9.315 million
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above. There is no tax impact associated with the Brazil inventory write-down.

SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2017	2016	2015
Bookings	$1,842.1	$1,823.8	$2,065.6
Sales	1,775.4	1,996.0	2,256.8
Gross profit	544.5	621.6	738.3
Gross profit margin	30.7%	31.1%	32.7%
Segment operating income	156.8	167.4	320.0
Segment operating income as a percentage of sales	8.8%	8.4%	14.2%

INDUSTRIAL PRODUCT DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2017	2016	2015
Bookings	$821.7	$797.7	$887.2
Sales	775.2	835.1	981.9
Gross profit	143.6	182.5	238.7
Gross profit margin	18.5%	21.9%	24.3%
Segment operating (loss) income	(49.5)	(6.4)	29.1
Segment operating (loss) income as a percentage of sales	(6.4%)	(0.8%)	3.0%

FLOW CONTROL DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2017	2016	2015
Bookings	$1,225.7	$1,216.8	$1,318.5
Sales	1,188.1	1,233.7	1,415.5
Gross profit	395.1	427.4	496.8
Gross profit margin	33.3%	34.6%	35.1%
Segment operating income	321.2	198.6	233.6
Segment operating income as a percentage of sales	27.0%	16.1%	16.5%

Fourth Quarter and Year-to-Date 2017 - Segment Results
(dollars in millions, comparison vs. 2016 fourth quarter and year-to-date, unaudited)

	EPD		IPD		FCD
	4th Qtr	YTD	4th Qtr	YTD	4th Qtr	YTD
Bookings	$485.5	$1,842.1	$205.8	$821.7	$314.1	$1,225.7
- vs. prior year	11.1%	1.0%	9.1%	3.0%	3.3%	0.7%
- on constant currency	7.7%	0.4%	4.7%	2.1%	-0.5%	-%

Sales	$498.9	$1,775.4	$215.3	$775.2	$344.6	$1,188.1
- vs. prior year	-9.6%	-11.1%	-1.8%	-7.2%	8.3%	-3.7%
- on constant currency	-12.7%	-11.7%	-5.9%	-8.1%	4.3%	-4.8%

Gross Profit	$140.8	$544.5	$45.5	$143.6	$117.7	$395.1
- vs. prior year	-13.2%	-12.4%	-15.6%	-21.3%	4.7%	-7.6%

Gross Margin (% of sales)	28.2%	30.7%	21.1%	18.5%	34.2%	33.3%
- vs. prior year (in basis points)	-120	-40	-350	-340	-110	-130

Operating Income / (Loss)	$49.9	$156.8	$(3.5)	$(49.5)	$67.1	$321.2
- vs. prior year	-28.7%	-6.3%	NM	-673.4%	15.5%	61.7%
- on constant currency	-33.7%	-7.1%	NM	-665.1%	12.0%	60.7%

Operating Margin (% of sales)	10.0%	8.8%	-1.6%	-6.4%	19.5%	27.0%
- vs. prior year (in basis points)	-270	40	-350	-560	120	1090

Adjusted Operating Income / (Loss) *	$58.2	$211.4	$0.9	$(2.4)	$68.7	$194.4
- vs. prior year	-35.8%	-28.8%	-93.5%	NM	12.8%	-8.4%
- on constant currency	-39.6%	-29.2%	-91.7%	NM	9.4%	-9.3%

Adj. Oper. Margin (% of sales)*	11.7%	11.9%	0.4%	-0.3%	19.9%	16.4%
- vs. prior year (in basis points)	-470	-300	-590	-490	80	-80

Backlog	$1,027.7		$424.3		$617.4

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges, below-the-line FX impacts and other specific discrete items

CONSOLIDATED QUARTERLY FINANCIAL DATA
(Unaudited)
(Amounts in millions, except per share data)
	2017
Quarter	4th	3rd	2nd	1st
Sales	$1,034.0	$883.4	$877.1	$866.3
Gross profit	304.5	267.5	245.0	268.4
Earnings before income taxes	67.0	68.4	103.0	24.6
Net (loss) earnings attributable to Flowserve Corporation	(105.9)	47.6	41.9	19.1
(Loss) earnings per share (1):
Basic	($0.81)	$0.36	$0.32	$0.15
Diluted	($0.81)	$0.36	$0.32	$0.15

	2016
Quarter	4th	3rd	2nd	1st
Sales	$1,071.0	$945.9	$1,027.4	$946.2
Gross profit	327.3	278.0	320.7	305.2
Earnings (loss) before income taxes	89.7	(12.2)	83.9	51.5
Net earnings (loss) attributable to Flowserve Corporation	60.0	(15.8)	54.4	33.9
Earnings (loss) per share (1):
Basic	$0.46	($0.12)	$0.42	$0.26
Diluted	$0.46	($0.12)	$0.42	$0.26

(1) Earnings per share is computed independently for each of the quarters presented. The sum of the quarters may not equal the total year amount due to the impact of changes in weighted average quarterly shares outstanding.

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31,	December 31,
(Amounts in thousands, except par value)	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$703,445	$367,162
Accounts receivable, net	856,711	882,638
Inventories, net	884,273	897,690
Prepaid expenses and other	114,316	150,199
Total current assets	2,558,745	2,297,689
Property, plant and equipment, net	671,796	724,805
Goodwill	1,218,188	1,205,054
Deferred taxes	51,974	83,722
Other intangible assets, net	210,049	214,527
Other assets, net	199,722	183,126
Total assets	$4,910,474	$4,708,923

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$443,113	$412,087
Accrued liabilities	724,196	680,986
Debt due within one year	75,599	85,365
Total current liabilities	1,242,908	1,178,438
Long-term debt due after one year	1,499,658	1,485,258
Retirement obligations and other liabilities	496,954	407,839
Commitments and contingencies
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	488,326	491,848
Retained earnings	3,503,947	3,598,396
Treasury shares, at cost – 46,471 and 46,980 shares, respectively	(2,059,558)	(2,078,527)
Deferred compensation obligation	6,354	8,507
Accumulated other comprehensive loss	(505,473)	(624,788)
Total Flowserve Corporation shareholders' equity	1,654,587	1,616,427
Noncontrolling interests	16,367	20,961
Total equity	1,670,954	1,637,388
Total liabilities and equity	$4,910,474	$4,708,923

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Year Ended December 31,
(Amounts in thousands)	2017	2016	2015

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$4,328	$135,532	$264,016
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	101,438	99,897	99,501
Amortization of intangible and other assets	17,016	16,855	27,586
(Gain) loss on sale of businesses	(141,317)	7,664	-
Stock-based compensation	22,820	30,213	34,816
Provision for U.S. Tax Cuts and Jobs Act of 2017 and Latin America accounts receivable reserve	115,320	73,452	-
Foreign currency, asset impairment and other non-cash adjustments	33,087	(8,127)	74,382
Change in assets and liabilities	158,374	(115,010)	(59,542)
Net cash flows provided by operating activities	311,066	240,476	440,759
Cash flows – Investing activities:
Capital expenditures	(61,602)	(89,699)	(181,861)
Payments for acquisition, net of cash acquired	-	-	(353,654)
Proceeds from disposal of assets	5,435	3,294	10,220
Proceeds from (payments for) disposition of businesses	232,767	(5,064)	-
Net cash flows provided (used) by investing activities	176,600	(91,469)	(525,295)
Cash flows – Financing activities:
Payments on long-term debt	(60,000)	(60,000)	(45,000)
Proceeds from issuance of senior notes	-	-	526,332
Payments of deferred loan costs	(1,503)	-	(5,108)
Proceeds under other financing arrangements	7,359	35,680	9,426
Payments under other financing arrangements	(19,030)	(12,636)	(34,949)
Payments related to tax withholding for stock-based compensation	(6,238)	(10,405)	(15,844)
Repurchases of common shares	-	-	(303,651)
Payments of dividends	(99,233)	(97,746)	(93,650)
Other	(6,708)	1,386	99
Net cash flows (used) provided by financing activities	(185,353)	(143,721)	37,655
Effect of exchange rate changes on cash	33,970	(4,568)	(37,025)
Net change in cash and cash equivalents	336,283	718	(83,906)
Cash and cash equivalents at beginning of year	367,162	366,444	450,350
Cash and cash equivalents at end of year	$703,445	$367,162	$366,444
Income taxes paid (net of refunds)	$59,409	$151,191	$152,536
Interest paid	56,808	57,393	57,030

CONTACT:
Flowserve
Investor Contacts:
Jay Roueche, 972-443-6560
Vice President, Investor Relations & Treasurer
or
Mike Mullin, 972-443-6636
Director, Investor Relations
--
Media Contact:
Lars Rosene, 972-443-6644
Vice President, Corporate & Marketing Communications